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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-62958) and Form S-8 (No. 333-38892) of NRG Energy, Inc. of our report dated February 21, 2002 relating to the consolidated financial statements of NRG Energy, Inc., which appears in the Current Report on Form 8-K dated February 26, 2002.






PricewaterhouseCoopers LLP



Minneapolis, Minnesota
February 26, 2002